Exhibit 99.1

Iron Mountain Reports First Quarter 2013 Financial Results

First Quarter Results Supported by Consistent Constant Dollar Storage Rental Growth of 4.4%

Adjusted OIBDA and Adjusted Earnings per Share in Line with Expectations

Company Reiterates 2013 Guidance

BOSTON--(BUSINESS WIRE)--May 1, 2013--Iron Mountain Incorporated (NYSE: IRM), the storage and information management company, today reported financial and operating results for the first quarter ended March 31, 2013. Total revenues for the quarter were $747 million. On a constant dollar (C$) basis, total revenue growth for the first quarter was 0.5%, reflecting solid storage rental gains of 4.4%, partially offset by a decline in total service revenues. Adjusted OIBDA for the first quarter was $227 million, up 2% from the same period in 2012. Adjusted EPS was $0.27 per share ($0.10 per share on a GAAP basis) in the current period, compared with $0.29 per share in the first quarter of 2012 ($0.35 per share on a GAAP basis).

Reconciliations of supplemental non-GAAP measures to GAAP measures may be found in Appendix A or by visiting the Investor Relations page at www.ironmountain.com under “Supplemental Data.”

“During the first quarter, we delivered solid operating performance driven by consistent storage rental growth,” said William Meaney, Iron Mountain’s president and chief executive officer. “Strong constant dollar storage rental growth of 4.4% reflected continued healthy revenue increases of 12% in our International business and consistent 2% gains in North America. Margin contribution from our International business continued to improve, supported by solid performance in our western European operations.”

Durable growth in storage rental, driven by regulatory and compliance requirements, continues to offset expected service declines. As the company has previously noted, decreases in service revenues reflect a trend toward reduced retrieval/re-file activity and the related transportation revenues. Declines in service revenues were relatively higher in the first quarter of 2013, reflecting more difficult comparisons in international shredding and project revenues, as well as declines in destruction and termination fees. The company expects these impacts to moderate through the year.

“We feel good about the direction of our business for 2013, with storage rental growth in line with our expectations,” Mr. Meaney said. “While early, we are making progress with the realignment of our sales and account management organizations, and we are beginning to see the benefits of this structure in vertical markets where our efforts are further advanced, such as in healthcare.

“In addition, we continue to see opportunities to invest to sustain the durability of our storage rental business at attractive returns. We have an active pipeline of fold-in and smaller business acquisitions in North America, and we have additional opportunities to enhance our presence in fast-growing emerging markets through investment in joint ventures and consolidation of local businesses,” Mr. Meaney added.

Financial Review

Strong C$ storage rental gains for the first quarter continued to provide a solid foundation for overall financial performance and more than offset a decline in total service revenues. Global storage rental internal growth was 3% on a year-over-year basis, driven by 5% internal growth in International and 2% in North America. Global records management volume growth was 2.8% on a year-over-year basis, driven by 13.5% growth in the International business (including the second quarter 2012 Grupo Store acquisition). North America records management net pricing increased approximately 2% in the quarter. Solid growth in Document Management Solutions helped to offset the core service revenue declines in developed markets and lower shredding services revenue in the International Business segment. Paper pricing had a minimal impact on results, as the average price during the first quarter was fairly consistent with the same prior year period. Foreign currency rate changes had a modest negative impact on revenue growth rates of approximately 0.4% during the quarter.

Adjusted OIBDA margins for the first quarter were up 70 basis points to 30.5% compared with the same prior year period, primarily driven by continued International profit gains, overhead cost controls in North America and lower corporate expenses. The decrease in selling, general and administrative expenses, excluding REIT Costs (defined in Appendix A), was due primarily to continued margin improvement initiatives in the International business segment, lower stock-based compensation expense and lower account management expense in North America. The company maintained solid Adjusted OIBDA margins of approximately 41% in North America and drove further profitability improvement in its International Business segment, remaining on track to achieve 25% International Adjusted OIBDA margins by the end of 2013.

The decline in Adjusted EPS for the quarter compared to the same prior year period was due primarily to higher shares outstanding as a result of the 17 million new shares issued in connection with the special dividend paid in November 2012 and higher income tax expense.

Free Cash Flow (FCF) for the first quarter of 2013, before acquisitions, real estate and capital expenditures related to our proposed conversion to a real estate investment trust, or REIT, was $50 million, compared with $24 million for the same prior year period. Capital expenditures totaled $45 million (excluding $20 million of acquired real estate and $6 million of REIT-related capital expenditures), or 6.0% of revenues for the quarter. FCF and capital expenditures are best evaluated on a full-year basis because capital expenditures do not occur evenly throughout the year. The company’s liquidity position remains strong at $842 million, and its consolidated leverage ratio of net debt to EBITDA (as defined in its credit agreement) was 3.95x at quarter end, within its target range of 3.0x to 4.0x.

Dividends

On March 14, 2013, Iron Mountain’s board of directors declared a quarterly cash dividend of $0.27 per share for stockholders of record as of March 25, 2013, which was paid on April 15, 2013.

Financial Performance Outlook

Today the company reiterated its 2013 full-year guidance. This guidance is based on current expectations and does not include the potential impact of any future acquisitions or divestitures (dollars in millions, except per share data):

($MM except per share data)	FY/2013 Outlook Current	C$ Growth
Revenues	$3,020 - $3,100	0% - 3%(1)
Adjusted OIBDA(2)	$905 - $935	(1)% - 2%
Adjusted EPS(2)	$1.13 - $1.24
Investments:
Capex (ex RE)(2)(3)	~$215
Real Estate(4)	~$75
FCF (ex RE) (2)	$320 - $360

(1) Includes (1)% - 2% internal revenue growth

(2) These items exclude costs and expenditures associated with the work of the Strategic Review Special Committee of the board of directors and the proposed REIT conversion

(3) Includes ~$22 million for the relocation of the Boston headquarters

(4) Includes ~$30 million for data center construction

Iron Mountain’s conference call to discuss its first quarter 2013 financial results and full-year outlook will be held today at 8:30 a.m. Eastern Time. The company will simulcast the conference call on its website at www.ironmountain.com, the content of which is not part of this earnings release. A slide presentation providing summary financial and statistical information that will be discussed on the conference call will also be posted to the website and available for real-time viewing. The slide presentation, replays of the conference call and related transcript will be available on the website for future reference.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management solutions. The company’s real estate network of over 64 million square feet across more than 1,000 facilities in 35 countries allows it to serve customers around the world. And its solutions for records management, data backup and recovery, document management and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information for business advantage. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include our 2013 financial performance outlook and statements regarding our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as our expected target leverage ratio, our acquisition pipeline, expected Adjusted OIBDA margins in our International business, our proposed conversion to a REIT and the estimated range of tax payments and other costs expected to be incurred in connection with our proposed conversion to a REIT. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. Important factors that could cause actual results to differ from expectations include, among others: (i) with regard to our proposed conversion to a REIT, there are significant implementation and operational complexities to address before we can convert to a REIT, including obtaining a favorable private letter ruling from the Internal Revenue Service, completing internal reorganizations and modifying accounting, information technology and real estate systems, receiving stockholder approvals and making required stockholder payouts and we can provide no assurance when conversion to a REIT will be successful, if at all; (ii) with regard to our estimated tax and other REIT conversion costs, our estimates may not be accurate, and such costs may turn out to be materially different than our estimates due to unanticipated outcomes in the private letter rulings from the U.S. Internal Revenue Service, changes in our support functions and support costs, the unsuccessful execution of internal planning, including restructurings and cost reduction initiatives, or other factors; (iii) the cost to comply with current and future laws, regulations and customer demands relating to privacy issues; (iv) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect our customers' information; (v) changes in the price for our storage and information management services relative to the cost of providing such storage and information management services; (vi) changes in customer preferences and demand for our storage and information management services; (vii) the adoption of alternative technologies and shifts by our customers to storage of data through non-paper based technologies; (viii) the cost or potential liabilities associated with real estate necessary for our business; (ix) the performance of business partners upon whom we depend for technical assistance or management expertise outside the U.S.; (x) changes in the political and economic environments in the countries in which our international subsidiaries operate; (xi) claims that our technology violates the intellectual property rights of a third party; (xii) changes in the cost of our debt; (xiii) the impact of alternative, more attractive investments on dividends; (xiv) our ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (xv) other trends in competitive or economic conditions affecting our financial condition or results of operations not presently contemplated; and (xvi) other risks described more fully in the Company’s most recently filed Annual Report on Form 10-K filed on March 1, 2013, under “Item 1A. Risk Factors,” and other documents that the Company files with the Securities and Exchange Commission from time to time. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

APPENDIX A

We have presented in this earnings release financial data (Adjusted OIBDA, Adjusted OIBDA Margin %, Adjusted EPS and FCF) that exclude certain costs associated with the company’s 2011 proxy contest, the work of the Strategic Review Special Committee of the board of directors and the Company’s proposed REIT conversion (collectively, “REIT Costs”). Reconciliations of supplemental non-GAAP measures to GAAP measures may be found below or by visiting the Investor Relations page at www.ironmountain.com under “Supplemental Data.” We believe the adjusted data provides meaningful supplemental information regarding the Company’s operating results primarily because they exclude amounts we do not consider part of ongoing operating results when planning and forecasting and assessing the performance of the organization or our individual operating segments. We believe that the adjusted data also facilitates the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

Selected Financial Data:
(dollars in millions, except per share data)	Q1/2012	Q1/2013	Inc (Dec)
Revenues	$746	$747	0.1%

Gross Profit (excluding D&A)	$431	$426	(1.2)%
Gross Margin %	57.8%	57.0%

Adjusted OIBDA	$223	$227	2.2%
Adjusted OIBDA Margin %	29.8%	30.5%

Operating Income	$142	$123	(13.4)%
Interest Expense, net	$59	$63	7.5%

Income from Continuing Operations	$61	$18	(70.0)%
Adj. EPS from Continuing Operations – FD	$0.29	$0.27	(6.9)%

Non-GAAP Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP measure to its most comparable GAAP measure. This presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the company’s operating results primarily because they exclude amounts we do not consider part of ongoing operating results when planning and forecasting and assessing the performance of the organization or our individual operating segments. We believe that our non-GAAP financial measures also facilitate the comparison by management and investors of results for current periods and guidance for future periods with results for past periods.

Adjusted Operating Income Before Depreciation, Amortization, Intangible Impairments, and REIT Costs, or Adjusted OIBDA

Adjusted OIBDA is defined as operating income before depreciation, amortization, intangible impairments, (gain) loss on disposal/write-down of property, plant and equipment, net, and REIT Costs. Adjusted OIBDA Margin is calculated by dividing Adjusted OIBDA by total revenues. These measures are an integral part of the internal reporting system we use to assess and evaluate the operating performance of our business. We use multiples of current or projected Adjusted OIBDA in conjunction with our discounted cash flow models to determine our overall enterprise valuation and to evaluate acquisition targets. We believe Adjusted OIBDA and Adjusted OIBDA Margin provide our current and potential investors with relevant and useful information regarding our ability to generate cash flow to support business investment.

Adjusted Earnings per Share from Continuing Operations, or Adjusted EPS

Adjusted EPS is defined as reported earnings per share from continuing operations excluding: (1) (gain) loss on disposal/write-down of property, plant and equipment, net; (2) intangible impairments; (3) REIT Costs; (4) other (income) expense, net; and (5) the tax impact of reconciling items and discrete tax items. We do not believe these excluded items to be indicative of our ongoing operating results, and they are not considered when we are forecasting our future results. We believe Adjusted EPS is of value to our current and potential investors when comparing our results from past, present and future periods.

Free Cash Flows before Acquisitions and Discretionary Investments, or FCF

FCF is defined as Cash Flows from Operating Activities from continuing operations less capital expenditures (excluding real estate and capital expenditures associated with the REIT conversion), net of proceeds from the sales of property and equipment and other, net, and additions to customer relationship and acquisition costs. REIT Costs are also excluded from FCF. Our management uses this measure when evaluating the operating performance of our consolidated business. We believe this measure provides relevant and useful information to our current and potential investors. FCF is a useful measure in determining our ability to generate excess cash that may be used for reinvestment in the business, discretionary deployment in investments such as real estate or acquisition opportunities, returning of capital to our stockholders and voluntary prepayments of indebtedness.

Following are reconciliations of the above-described measures to the most directly comparable GAAP measures:

Adjusted OIBDA reconciled to operating income (in millions):

	Three Months Ended March 31,
	2012	2013
Adjusted OIBDA	$223	$227
Less: Depreciation & Amortization	78	80
Loss (Gain) on disposal/write-down of PP&E, net	1	(1)
REIT Costs	2	25
Operating Income	$142	$123

Adjusted EPS from Continuing Operations – FD reconciled to Reported EPS from Continuing Operations – FD:

	Three Months Ended March 31,
	2012	2013
Adjusted EPS from Continuing Operations – FD	$0.29	$0.27
Less: Other (Income) Expense, net	(0.02)	0.01
REIT Costs	0.01	0.13
Tax impact of reconciling items and discrete tax items	(0.05)	0.03
Reported EPS from Continuing Operations – FD	$0.35	$0.10

Weighted average common shares outstanding – FD (000s)	172,223	192,110

Free Cash Flows before Acquisitions and Discretionary Investments reconciled to Cash Flows from Operating Activities from Continuing Operations (in millions):

	Three Months Ended March 31,
	2012	2013
Free Cash Flows Before Acquisitions and Discretionary Investments	$24	$50
Add: Capital Expenditures (excluding real estate), net	53	75
Additions to Customer Acquisition Costs	3	5
Less: REIT Conversion Costs, net of tax	1	18
REIT Conversion Capital Expenditures	--	6
Cash Flows from Operating Activities from Continuing Operations	$79	$106

IRON MOUNTAIN INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands except Per Share Data)
(Unaudited)

	Three Months Ended March 31,
	2012	2013
REVENUES:
Storage Rental	$425,341	$442,469
Service	321,157	304,562

Total Revenues	746,498	747,031

OPERATING EXPENSES:
Cost of Sales (Excluding Depreciation and Amortization)	315,298	321,076
Selling, General and Administrative	210,660	223,451
Depreciation and Amortization	78,008	80,201
Loss (Gain) on Disposal/Write-down of Property, Plant and Equipment, Net	719	(539)

Total Operating Expenses	604,685	624,189

OPERATING INCOME	141,813	122,842

INTEREST EXPENSE, NET	58,784	63,182
OTHER (INCOME) EXPENSE, NET	(3,304)	2,739

Income from Continuing Operations before Provision for Income Taxes	86,333	56,921

PROVISION FOR INCOME TAXES	25,260	38,571
INCOME FROM CONTINUING OPERATIONS	61,073	18,350
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(5,093)	2,184
NET INCOME	55,980	20,534

Less: Net Income Attributable to Noncontrolling Interests	630	1,148

Net Income Attributable to Iron Mountain Incorporated	$55,350	$19,386

EARNINGS (LOSSES) PER SHARE – BASIC:
INCOME FROM CONTINUING OPERATIONS	$0.36	$0.10
TOTAL (LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.03)	$0.01
Net Income Attributable to Iron Mountain Incorporated	$0.32	$0.10
EARNINGS (LOSSES) PER SHARE – DILUTED:
INCOME FROM CONTINUING OPERATIONS	$0.35	$0.10
TOTAL (LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.03)	$0.01
Net Income Attributable to Iron Mountain Incorporated	$0.32	$0.10

DIVIDENDS DECLARED PER COMMON SHARE	$0.2500	$0.2700
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – BASIC	171,320	190,213
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	172,223	192,110

Adjusted Operating Income before Depreciation, Amortization and Intangible Impairments	$222,551	$227,476

IRON MOUNTAIN INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)
(Unaudited)

	December 31, 2012	March 31, 2013
ASSETS

CURRENT ASSETS:
Cash and Cash Equivalents	$243,415	$229,999
Restricted Cash	33,612	33,613
Accounts Receivable (less allowances of $25,209 and $26,939, respectively)	572,200	571,402
Other Current Assets	174,865	166,122
Total Current Assets	1,024,092	1,001,136

PROPERTY, PLANT AND EQUIPMENT:
Property, Plant and Equipment at Cost	4,443,323	4,470,141
Less: Accumulated Depreciation	(1,965,596)	(1,992,030)
Property, Plant and Equipment, net	2,477,727	2,478,111

OTHER ASSETS:
Goodwill, net	2,334,759	2,308,720
Other Non-current Assets, net	_ _ 521,761	_ _ 510,213
Total Other Assets	2,856,520	2,818,933

Total Assets	$6,358,339	$6,298,180

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current Portion of Long-term Debt	$92,887	$91,853
Other Current Liabilities	812,066	752,725
Total Current Liabilities	904,953	844,578

LONG-TERM DEBT, NET OF CURRENT PORTION	3,732,116	3,757,853
OTHER LONG-TERM LIABILITIES	558,822	567,672
COMMITMENTS AND CONTINGENCIES
TOTAL IRON MOUNTAIN INCORPORATED STOCKHOLDERS’ EQUITY	1,149,971	1,114,555
NONCONTROLLING INTERESTS	12,477	13,522

TOTAL EQUITY	1,162,448	1,128,077

Total Liabilities and Equity	$6,358,339	$6,298,180

CONTACT:
Iron Mountain Incorporated
Investor Relations Contacts:
Melissa Marsden, 617-869-9920
Senior Vice President, Investor Relations
melissa.marsden@ironmountain.com
or
Stephen P. Golden, 617-535-4766
Vice President, Investor Relations
sgolden@ironmountain.com